July __, 2007

SPARX Asia Funds
360 Madison Avenue
New York, NY 10017

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, DE 19809

Re:	Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the “Foreign Custody Agreement”), as amended, by and between Citibank, N.A. (“Custodian”), Citicorp and PFPC Trust Company (“PFPC”) with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including those SPARX Asia Funds portfolios as are set forth on Exhibit A hereto (each a “Fund” and collectively the “Funds”). Reference is also made to the custodian services agreement dated as of July __, 2007 (the “Fund Custody Agreement”) by and between PFPC and SPARX Asia Funds.

1.     Rule 17f-5

          1.1.   With respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for a Fund, each Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

a.	select “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.

in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

d.

determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.

provide written reports (i) notifying the Board of Trustees of SPARX Asia Funds (the “Board”) of the placement of each Fund’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.

have established a system to monitor (i) the appropriateness of maintaining a Fund’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise such Fund.

Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

          1.2.   In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as sub-custodian for assets of a Fund. Custodian shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian’s duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 1.2 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 1 with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement). In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

          1.3.   In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.     Rule 17f-7

          2.1.   (a) Each Fund and PFPC appoint Custodian to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall monitor such custody risks on a continuing basis and in such manner as Custodian deems reasonable, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

          (b)   Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give each Fund prompt notice of any material change known to Custodian that would adversely effect Custodian’s determination that an entity is an Eligible Securities Depository.

          2.2.   In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

          2.3.   The Funds acknowledge that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

          2.4.   Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay each Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian’s duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 2.4 shall limit the Fund’s right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC’s failure to comply with its liability standard of care set forth in the Fund Custody Agreement). Each Fund and PFPC agrees that PFPC’s obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3.     General

          3.1.   A.  As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

"(a)
The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, “Foreign Securities”) and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of “U.S. banks” as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) (“Rule 17f-5”) (“Branches”), or (y) foreign custodians that meet the definition of “eligible foreign custodian” under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, “Eligible Foreign Custodians”). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of a Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are “eligible securities depositories” as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an “Eligible Foreign Securities Depository”). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the “Laws”) (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation.”

          B.   As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

“Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank’s undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank’s duty of care nor reduce any other entity’s responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository.”

          C.   As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word “Eligible” before the words “Foreign Securities Depositories.”

          D.   As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

          3.2.   The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

          3.3.   Notwithstanding the provisions of any arrangements between a particular Fund and PFPC or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

          3.4.   Each Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If a Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

          3.5.   This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of Custodian, PFPC and SPARX Asia Funds), and shall not apply to any other customer of PFPC.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

CITIBANK, N.A.

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

Agreed and Accepted:
PFPC TRUST COMPANY

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

SPARX ASIA FUNDS

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

Dated: ____________________________________

Exhibit A

[List Portfolios]

Country

Argentina
Argentina
Australia
Australia
Austria
Bahrain
Bangladesh
Belgium
Belgium
Bermuda
Brazil
Brazil
Brazil
Bulgaria
Bulgaria
Canada
Chile
China
China
Colombia
Colombia
Costa Rica
Croatia
Croatia
Cyprus
Czech
Czech
Denmark
Egypt
Egypt
Estonia
Euroclear
Finland
France
Germany
Greece
Greece
Hong Kong
Hong Kong
Hungary
Iceland
India
India
India
Indonesia
Indonesia
Ireland
Israel
Italy
Japan
Japan
Jordan
Kazakhstan
Korea
Kuwait
Latvia
Latvia
Lithuania
Luxembourg
Malaysia
Malaysia
Malta
Mauritius
Mauritius
Mexico
Morocco
Netherlands
Netherlands
New Zealand
Norway
Oman
Pakistan
Pakistan
Peru
Philippines
Philippines
Poland
Poland
Portugal
Qatar
Romania
Romania
Russia
Russia
Russia
Singapore
Singapore
Slovakia
Slovakia
Slovenia
South Africa
Spain
Sri Lanka
Sweden
Switzerland
Taiwan
Taiwan
Thailand
Thailand
Tunisia
Turkey
Turkey
UK
UK
Ukraine
Ukraine
United Arab Emirates
Venezuela
Venezuela	Depositories

Caja de Valores S.A. (CDV)
Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Austraclear
Clearing House Electronic SubRegister System (CHESS)
Oesterreichische Kontrollbank AG (OeKB)
The Clearing, Settlement and Depository System (CSD)
Central Depository Bangladesh Limited
Euronext Brussels - CIK
National Bank of Belgium (NBB)
Bermuda Securities Depository (BSD)
Companhia Brasileira de Liquidacao e Custodia (CBLC)
Central of Custody and Financial Settlement of Securities (CETIP)
Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Central Securities Depository AD (CDAD)
Bulgarian National Bank's Government Securities Settlement System (BNB)
Canadian Depository for Securities Ltd.
Deposito Central de Valores SA (DCV)
China Securities Depository and Clearing Corporation Limited
China Securities Depository and Clearing Corporation Limited
Deposito Central de Valores (DCV)
Deposito Centralizado de Valores (DECEVAL)
Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Central Depository Agency Inc. Sredisnja Depozitarna Agencija (SDA)
Ministry of Finance (MoF)
Cyprus Central Depository and Central Registry (CDCR)
Czech National Bank (CNB)
Stredisko Cennych Papiru (SCP)
Vaerdipapircentralen (VP)
Misr for Clearing Settlement and Central Depository (MCSD)
Bank of Egypt
Estonian Central Depository for Securities
Euroclear S.A./N.V.
Finnish Central Securities Depository (APK)
Euroclear France
Clearstream Banking AG (Frankfurt)
Central Securities Depository SA (CSD)
Bank of Greece Securities Settlement System (BOGS)
Central MoneyMarket Unit (CMU)
Hong Kong Securities Clearing Company Limited (HKSCC)
The Central Depository and Clearing House Ltd. (KELER Ltd.)
Icelandic Securities Depository Limited
National Securities Depository Limited (NSDL)
Central Depository Services (India) Limited (CDSL)
Reserve Bank of India (RBI)
Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI)
PK Kustodia Sentral Efek Indonesia (KSEI)
Euroclear SA/NV and United Kingdom Crest
Tel Aviv Stock ExchangeClearinghouse (SECH)
Monte Titoli (MT)
Bank of Japan (BOJ)
Japan Securities Depository Center (JASDEC)
Jordan Securities Depository Center
CJSC Central Securities Depository of the Republic of Kazakhstan
Korea Securities Depository (KSD)
Kuwait Clearing Company (KCC)
Bank of Latvia (BOL)
Latvian Central Depository (LCD)
Central Securities Depository of Lithuania (CSDL)
Clearstream Banking (Luxembourg)
Bank Negara Malaysia (BNM)
Malaysian Central Depository Sdn. Bhd. (MCD)
Malta Central Securities Depository
The Central Depository and Settlement Company (CDS)
Bank of Mauritius
S.D. Indeval, S.A de CV
Maroclear
Euroclear Netherlands - Necigef
NIEC
New Zealand Central Securities Depository (NZCSD)
The Norwegian Central Securities Depository (VPS)
Muscat Depository and Securities Registration Company (MDSRC)
State Bank of Pakistan (SBP)
Central Depository Company of Pakistan (CDC)
CAVALI ICLV S.A.
Philippine Depository Trust Corporation)
Register of Scripless Securities (RoSS)
National Depository for Securities (NDS)
National Bank of Poland (NBP)
Interbolsa
Doha Securities Market (DSM)
Bucharest Stock Exchange (BSE)
Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Bank for Foreign trade of the Russian Federation (VTB)
The National Depository Centre (NDC)
Depository Clearing Company (DCC)
Central Depository Pte. Ltd.
Monetary Authority of Singapore
National Bank of Slovalia (NBS)
Stredisko cennych papierov SR,a.s (SCP)
Central Securities Clearing and Depository Corporation (KDD)
Share Transactions Totally Electronic (STRATE)
Iberclear
Central Depository Systems Private Limited (CDS)
Vardepappercentralen (VPC)
SIS SegaInterSettle AG
Taiwan Securities Central Depository Co. Ltd. (TSCD)
Taiwan Government Securities System (CGSS)
Thailand Securities Depository Co. Ltd. (TSD)
Bank of Thailand
STICODEVAM
Central Bank of Turkey (CBT)
Takasbank ISE Settlement and Custody Bank Inc.
Central Moneymarkets office (CMO)
Crestco Limited
Interregional Securities Union (MFS)
National Bank of Ukraine (NBU)
Central Depository
Caja Venezolana de Valores CA (CVV)
Central Bank Banco Central de Venezuela (BCV)